SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 5, 1997

                          BROOKS FIBER PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                     0-28036
--------------------------------------------------------------------------------
                            (Commission File Number)

                                   43-1656187
                     (I.R.S. Employer Identification Number)

425 Woods Mill Road South, Suite 300, St. Louis, Missouri                63017
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                     (Zip Code)

               Registrant's telephone number, including area code:
                                 (314) 878-1616

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On May 5, 1997, the Registrant acquired Metro Access Networks, Inc., a Delaware corporation ("MAN") 89% owned by Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), pursuant to the merger (the "Merger") of Brooks Fiber Communications of Texas, Inc., a Delaware corporation wholly-owned by the Registrant ("BFC of Texas"), with and into MAN. Upon consummation of the Merger, MAN became a wholly-owned subsidiary of the Registrant. The Merger was effected pursuant to an Agreement and Plan of Merger dated as of April 1, 1997 by and among the Registrant, BFC of Texas, Century and MAN (the "Merger Agreement").

         The consideration paid by the Registrant pursuant to the Merger Agreement consisted of 4,586,226 newly issued shares of the Registrant's Common Stock plus cash payments totaling $5,931,953.40 paid out of the Registrant's existing cash balances. As a result of the Merger, Century has acquired 4,336,226 shares of the Registrant's Common Stock and will have two representatives on the Registrant's Board of Directors. In addition, the Registrant and Century have formed a 50-50 joint venture to develop telecommunications networks in new markets in the state of Michigan. Century will also be able to purchase dedicated and switched network services in certain markets in Texas and Michigan from the Registrant at favorable prices, and the Registrant will be able to purchase a variety of operational or administrative services from Century.

         The terms of the Merger were determined in accordance with the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and were established through arm's length negotiations between the Registrant, Century and MAN.

(b) Through its acquisition of MAN, the Registrant has acquired telecommunications networks in operation or under development in seven Texas cities, including 326 route miles of fiber optic cable (representing a 31% increase in the Registrant's route miles nationwide) in operating networks in Austin, Dallas, Fort Worth and San Antonio and networks under development in Corpus Christi, Houston and Waco. As a result of the addition of the foregoing systems, the Registrant currently has systems in operation or under development in 44 cities.

         The Registrant intends to continue using property, plant and equipment acquired pursuant to the Merger for the purposes previously noted.

         A copy of the Registrant's press release dated May 6, 1997, with respect to the transaction described above, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

                          Independent Auditor's Report

The Board of Directors
Metro Access Networks, Inc.:

We have audited the accompanying balance sheet of Metro Access Networks, Inc. (the Company) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metro Access Networks, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

                                        KPMG Peat Marwick LLP

St. Louis, Missouri
April 7, 1997

                           METRO ACCESS NETWORKS, INC.
              (a subsidiary of Century Telephone Enterprises, Inc.)

                                 Balance Sheets

                                                            December 31,
                                                    ----------------------------
                                                        1996           1995
                                                    ------------   ------------
                                                                   (Unaudited)
ASSETS

CURRENT ASSETS
    Cash and cash equivalents ....................  $      5,000           --
    Accounts receivable
        Customers, less allowance for
         doubtful accounts of $32,000
         in 1996 .................................       498,000        268,000
        Other ....................................     1,272,000          6,000
    Note receivable ..............................          --          325,000
    Prepayments ..................................       106,000          8,000
                                                    ------------   ------------
                                                       1,881,000        607,000
                                                    ------------   ------------

PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment ................    35,017,000     13,611,000
    Accumulated depreciation .....................    (1,960,000)      (813,000)
                                                    ------------   ------------
                                                      33,057,000     12,798,000
                                                    ------------   ------------

DEFERRED INCOME TAXES ............................       107,000        457,000
                                                    ------------   ------------

OTHER ASSETS .....................................     1,078,000        421,000
                                                    ------------   ------------

                                                    $ 36,123,000     14,283,000
                                                    ============   ============
LIABILITIES AND EQUITY

CURRENT LIABILITIES
    Accounts payable
        Century Telephone Enterprises, Inc. ......  $ 37,959,000     16,014,000
        Construction .............................     3,216,000           --
        Trade ....................................       684,000          1,000
    Accrued expenses
        Taxes ....................................       173,000          8,000
        Other ....................................     1,090,000         32,000
                                                    ------------   ------------
                                                      43,122,000     16,055,000
                                                    ------------   ------------

STOCKHOLDERS' EQUITY
    Common stock, $.10 par value,
      10,000 shares authorized, 1,000
      issued and outstanding .....................          --             --
    Paid-in capital ..............................     2,476,000      2,250,000
    Accumulated deficit ..........................    (9,475,000)    (4,022,000)
                                                    ------------   ------------
                                                      (6,999,000)    (1,772,000)
                                                    ------------   ------------
                                                    $ 36,123,000     14,283,000
                                                    ============   ============

See accompanying notes to financial statements

                           METRO ACCESS NETWORKS, INC.
              (a subsidiary of Century Telephone Enterprises, Inc.)

                            Statements of Operations


                                              Year ended December 31,
                                     ------------------------------------------
                                         1996           1995           1994
                                     ------------   ------------   ------------
                                      (Unaudited)                   (Unaudited)

Operating revenues ................  $  3,999,000        634,000           --
                                     ------------   ------------   ------------

Operating expenses
    Cost of services ..............     4,082,000      1,267,000         19,000
    Selling, general and
     administrative expenses ......     5,183,000      2,138,000      1,720,000
    Depreciation and amortization .     1,259,000        819,000          4,000
                                     ------------   ------------   ------------
       Total operating expenses ...    10,524,000      4,224,000      1,743,000
                                     ------------   ------------   ------------

Operating loss ....................    (6,525,000)    (3,590,000)    (1,743,000)
                                     ------------   ------------   ------------

Other income (expense)
    Interest expense ..............    (1,866,000)      (739,000)        (5,000)
    Interest income ...............         8,000         31,000         57,000
                                     ------------   ------------   ------------
       Total other income (expense)    (1,858,000)      (708,000)        52,000
                                     ------------   ------------   ------------

Loss before income tax benefit ....    (8,383,000)    (4,298,000)    (1,691,000)

Income tax benefit ................    (2,930,000)    (1,502,000)      (590,000)
                                     ------------   ------------   ------------

Net loss ..........................  $ (5,453,000)    (2,796,000)    (1,101,000)
                                     ============   ============   ============

Primary loss per share ............  $     (2,908)        (1,524)          (615)
                                     ============   ============   ============

Fully diluted loss per share ......  $     (2,908)        (1,524)          (615)
                                     ============   ============   ============

See accompanying notes to financial statements.

                                      METRO ACCESS NETWORKS, INC.
                         (a subsidiary of Century Telephone Enterprises, Inc.)

                                       Statements of Cash Flows
                                                                     Year ended December 31,
                                                           ------------------------------------------
                                                               1996           1995           1994
                                                           ------------   ------------   ------------
                                                           (Unaudited)                   (Unaudited)

OPERATING ACTIVITIES
    Net loss ............................................  $ (5,453,000)    (2,796,000)    (1,101,000)
    Adjustments to reconcile net loss
     to net cash used in operating
     activities:
         Depreciation and amortization ..................     1,259,000        819,000          4,000
         Deferred income taxes ..........................       350,000       (459,000)         3,000
       Changes in current assets and current liabilities:
    Increase in accounts receivable .....................    (1,496,000)      (249,000)       (25,000)
    Increase in accounts payable-trade ..................       683,000          1,000           --
         Changes in other current assets and
           other current liabilities, net ...............     1,125,000         31,000          1,000
         Other, net .....................................       (56,000)      (296,000)      (172,000)
                                                           ------------   ------------   ------------

     NET CASH USED IN OPERATING ACTIVITIES ..............    (3,588,000)    (2,949,000)    (1,290,000)
                                                           ------------   ------------   ------------

INVESTING ACTIVITIES
    Payments for property, plant and
     equipment ..........................................   (18,734,000)   (12,284,000)    (1,326,000)
     Note receivable ....................................       325,000           --             --
     Other, net .........................................        57,000         35,000           --
                                                           ------------   ------------   ------------

     NET CASH USED IN INVESTING ACTIVITIES ..............   (18,352,000)   (12,249,000)    (1,326,000)
                                                           ------------   ------------   ------------

FINANCING ACTIVITIES
    Advances from Century Telephone
       Enterprises, Inc. ................................    21,945,000     15,198,000        726,000
                                                           ------------   ------------   ------------

Increase (decrease) in cash and cash
    equivalents .........................................         5,000           --       (1,890,000)

Cash and cash equivalents at
    beginning of year ...................................          --             --        1,890,000
                                                           ------------   ------------   ------------

Cash and cash equivalents at
    end of year .........................................  $      5,000           --             --
                                                           ============   ============   ============

See accompanying notes to financial statements.

                                      METRO ACCESS NETWORKS, INC.
                         (a subsidiary of Century Telephone Enterprises, Inc.)

                                  Statements of Stockholders' Equity
                                                       Year ended December 31,
                                               ---------------------------------------
                                                   1996          1995          1994
                                               -----------   -----------   -----------
                                               (Unaudited)                 (Unaudited)

Common stock
    Balance at beginning and end of year ....  $      --            --            --
                                               -----------   -----------   -----------

Paid in capital
    Balance at beginning of year ............    2,250,000     2,250,000     2,250,000
    Amortization of compensation under
     stock option agreements ................      226,000          --            --
                                               -----------   -----------   -----------
    Balance at end of year ..................    2,476,000     2,250,000     2,250,000
                                               -----------   -----------   -----------

Accumulated deficit
    Balance at beginning of year ............   (4,022,000)   (1,226,000)     (125,000)
    Net loss ................................   (5,453,000)   (2,796,000)   (1,101,000)
                                               -----------   -----------   -----------
    Balance at end of year ..................   (9,475,000)   (4,022,000)   (1,226,000)
                                               -----------   -----------   -----------

Total stockholders' equity ..................  $(6,999,000)   (1,772,000)    1,024,000
                                               ===========   ===========   ===========

See accompanying notes to financial statements.

                           METRO ACCESS NETWORKS, INC.
              (a subsidiary of Century Telephone Enterprises, Inc.)

                          Notes to Financial Statements
               (Information related to 1995 and 1994 is unaudited)

                                December 31, 1996

(1)  General and Summary of Significant Accounting Policies

     General

     Metro Access Networks, Inc. (the "Company") is a subsidiary of Century Telephone Enterprises, Inc. ("Century"). Century owns an 80% interest in the Company; the remaining 20% is owned by Richard Kolsby ("Kolsby"). The Company was formed in late 1993 and its primary business is to provide enhanced data transmission services, transport to local area network users and central office interconnection primarily for large business customers in certain metropolitan areas of Texas. The Company is dependent upon Century and certain Century subsidiaries to fund construction and maintenance services, to fund the operational requirements of the Company and to provide managerial, technical and accounting services.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     Carrier and end user revenues are recognized when the services are rendered. Installation revenue is recognized upon installation or delivery of the related equipment.

     In 1996 the Company entered into agreements with unrelated third parties whereby the Company will provide indefeasible rights of use ("IRUs") in installed fiber and conduits. The Company receives (i) compensation for the installation of the fiber and (ii) a monthly amount over the term of the agreement applicable to the maintenance of the fiber and conduit. The Company records the amount received for installation as revenue and charges cost of services for (i) the costs of installation and (ii) the pro rata cost of the assets subject to the IRUs.

     Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation of property is provided on the straight line method over estimated service lives ranging from three to twenty years. When property is sold or retired, a gain or loss is recognized.

     In 1996 the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and for long-lived assets and certain identifiable intangibles to be disposed of. The carrying value of long-lived assets is reviewed for impairment at least annually, or whenever events or changes in circumstances indicate that such carrying value may not be recoverable, by assessing the recoverability of such carrying value through estimated undiscounted future net cash flows expected to be generated by the assets. The adoption of SFAS 121 did not affect the Company's financial position or results of operations.

     Income Taxes

     The Company is included in the consolidated federal income tax return of Century. For financial accounting purposes, federal income taxes are computed and recorded as if the Company filed a separate federal income tax return, except that (i) in the event the Company generates a net tax loss which is utilized in Century's consolidated return, the Company will be given the benefit of such loss, and (ii) income taxes are calculated based upon the statutory tax rate in effect for Century and its subsidiaries on a consolidated basis. The Company periodically settles amounts for federal income taxes with Century.

     The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are established for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

     Loss Per Share

     Loss per share amounts are determined on the basis of the weighted average number of common shares and common stock equivalents outstanding during the year. Common stock equivalents consist of shares issuable under employee stock option agreements. Century has an arrangement whereby if common shares are issued to parties other than Century, Century will be issued a sufficient number of common shares (at $.10 per share) in order to maintain its 80% ownership interest in the Company. Such shares are also considered common stock equivalents as they relate to shares issuable under stock option agreements. The weighted average number of shares used in computing primary and fully diluted loss per share for 1996, 1995 and 1994 was 1,875, 1,835 and 1,790, respectively.

     Stock Compensation

     During 1996 the Company adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." As allowed by SFAS 123, the Company accounts for employee stock compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     Cash Equivalents

     The Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

(2)  Property, Plant and Equipment

     The following table summarizes the major classes of property, plant and equipment.

                                                    December 31,
                                              ------------------------
                                                  1996         1995
                                              -----------  -----------
                                                           (Unaudited)

         Telecommunications equipment ......  $20,086,000    7,969,000
         Electronics equipment .............   12,833,000    5,212,000
         Buildings, office equipment
           and vehicles ....................    1,096,000      278,000
         Leasehold improvements ............    1,002,000      152,000
                                              -----------  -----------
                                              $35,017,000   13,611,000
                                              ===========  ===========

     As of December 31, 1996 and 1995, property, plant and equipment included $13,872,000 and $3,485,000 of construction in progress that was not in service and, accordingly, has not been depreciated. Depreciation expense was $1,090,000, $809,000 and $4,000 during 1996, 1995 and 1994, respectively.

(3)  Other Assets

     Other assets primarily represent collocation costs that have been capitalized and are being amortized over five years. Amortization of other assets was $169,000 during 1996 and $10,000 during 1995 and is included in depreciation and amortization.

(4)  Income Taxes

     Income tax benefit consists of the following components.

                                       Year ended December 31,
                              ---------------------------------------
                                 1996          1995          1994
                              -----------   -----------   -----------
                                            (Unaudited)   (Unaudited)
          Federal
             Current .......  $(3,280,000)   (1,043,000)     (593,000)
             Deferred ......      350,000      (459,000)        3,000
                              -----------   -----------   -----------
                               (2,930,000)   (1,502,000)     (590,000)
                              ===========   ===========   ===========

     The following is a reconciliation from the statutory federal income tax rate to the Company's effective income tax rate:

                                       Year ended December 31,
                                -------------------------------------
                                    1996         1995         1994
                                -----------  -----------  -----------
                                             (Unaudited)  (Unaudited)
            Statutory federal
             income tax rate        (35.0)%      (35.0)       (35.0)
            Other, net ......          --           .1           .1
                                -----------  -----------  -----------
            Effective income
             tax rate .......       (35.0)       (34.9)       (34.9)
                                ===========  ===========  ===========

     The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

                                                      December 31,
                                                 -----------------------
                                                     1996        1995
                                                 ----------- -----------
                                                             (Unaudited)

         Deferred tax assets:
            Start-up costs capitalized for tax/
              expensed for book ...............  $   441,000     599,000
            Employee stock compensation .......      116,000        --
            Other .............................       20,000       3,000
                                                 ----------- -----------
                Total gross deferred tax assets      577,000     602,000
                Less valuation allowance ......         --          --
                                                 ----------- -----------
                Net deferred tax assets .......      577,000     602,000
                                                 ----------- -----------

         Deferred tax liability:
            Property, plant and equipment,
              primarily due to depreciation
              differences .....................     (470,000)   (145,000)
                                                 ----------- -----------

                Net deferred tax asset ........  $   107,000     457,000
                                                 =========== ===========

     The Company is included in the consolidated tax return of Century and it is anticipated that the Company's deferred tax assets will be realized based upon expected future taxable income in Century's consolidated tax return.

(5)  Employee Benefit Plans

     Certain of the employees of the Company began participating in Century's Employee Stock Ownership Plan and Employee Stock Bonus Plan in 1995. The Company contributes a proportionate amount, based on participating employee salaries, of the total contributions made by Century and subsidiaries to these plans as determined annually by the Board of Directors of Century.

     The Company recorded contributions, costs and administrative expenses related to these plans in the amount of $46,000 and $39,000 during 1996 and 1995, respectively.

     Century and the Company sponsor a defined benefit health care plan that provides postretirement medical, life and dental benefits to substantially all retired full-time employees.

     Net periodic postretirement benefit cost, which was based on actuarial studies performed for Century and allocated to its subsidiaries, totaled $39,000, $22,000 and $10,000 for 1996, 1995 and 1994, respectively.

(6)  Fair Value of Financial Instruments

     Cash and Cash Equivalents, Accounts Receivable, Note Receivable, Accounts Payable and Accrued Expenses - The carrying amount approximates the fair value due to the short maturity of these instruments.

(7)  Stock Option Program

     Under the Company's stock option program, options have been granted to employees at a price equal to the then-current estimated market price. All of the options expire ten years after the date of grant. In a supplemental agreement with stock option recipients, the Company agreed to provide for bonuses equivalent to the aggregate exercise price at the time of exercise. Such bonuses are being amortized to operations over the vesting period of the option agreements.

     During 1996 the Company granted 36 options. The weighted-average fair value of each of the options was estimated as of the date of grant to be $795 using an option pricing model with the following assumptions: dividend yield - 0%; expected volatility - 35%, risk-free interest rate - 6.5%; and expected life - six years.

     Stock option transactions during 1996, 1995 and 1994 were as follows:

                                                     Number of     Average
                                                      options       price
                                                    ----------   ----------

     Outstanding December 31, 1993 ...............         149   $    1,410
     Granted .....................................          18        1,410
     Outstanding December 31, 1994 and 1995 ......         167        1,410
     Granted .....................................          36        1,937
     Forfeited ...................................         (23)       1,410
                                                    ----------   ----------
     Outstanding December 31, 1996 ...............         180        1,515
                                                    ==========   ==========

     The following summarizes certain information about the Company's stock options at December 31, 1996:

                      Options outstanding and exercisable
                                                          Weighted average
                           Number of        Number of        remaining
           Exercise         options          options        contractual
            prices        outstanding      exercisable          life
       ---------------  ---------------  ---------------  ----------------

             1,410            148              113             7.6 years
             2,003             32               12             9.1
                        ---------------  ---------------  ----------------
                              180              125             7.9
                        ===============  ===============  ================

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its program. Pro forma net loss for 1996 as computed under the provisions of SFAS 123 was not materially different than the reported net loss of $5,453,000.

(8)  Stock Appreciation Rights

     At December 31, 1996, the Company had outstanding 26.125 stock appreciation rights ("SARs") granted in 1996 to certain employees at prices that ranged from $1,410 to $2,003. The SARs were granted for a ten-year period; twenty-five percent of the SARs vest at each anniversary date over the first four years. Compensation expense recorded during 1996 related to the SARs totaled $331,000 based upon the estimated fair market value of the SARs.

(9)  Certain Transactions

     Since inception of the Company, Century has funded substantially all of the capital expenditure requirements and operational requirements of the Company and it is anticipated that Century will continue to fund such requirements for the next several years. The Company is assessed interest on its payable to Century each month based upon the weighted-average interest rate of Century's long-term debt. Such interest rate was 7.4% and 7.7% at December 31, 1996 and 1995, respectively. Related interest expense amounted to $1,866,000 in 1996, $739,000 in 1995 and $5,000 in 1994.

     The Company purchases certain services (primarily managerial, accounting and human resources) from Century and other affiliated companies. Services purchased by the Company from Century and its subsidiaries totaled approximately $477,000, $385,000 and $414,000 during 1996, 1995 and 1994, respectively. The Company believes such amounts are representative of arms-length transactions for the underlying services.

     In 1993 the Company loaned Kolsby $325,000. Interest was assessed on a monthly basis at the then-current prime rate. During 1996 Kolsby repaid the note, including accrued interest. Related interest income was $8,000 in 1996, $31,000 in 1995 and $25,000 in 1994.

     In addition to leasing its main office, the Company leases space in buildings which house certain of the Company's telecommunications equipment. Rental expense for 1996, 1995 and 1994 was $483,000, $184,000 and $31,000, respectively. Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows: 1997 - $905,000; 1998 - $990,000, 1999 - $942,000; 2000 - $843,000; 2001 - $789,000; and thereafter
     $4,233,000.

(10) Lease Agreements

     The Company has entered into several agreements whereby the Company leases fiber to its customers for periods that range from three to ten years. The amounts received from such lease agreements through December 31, 1996, have not been material to the Company's results of operations.

(11) Commitments

     Expenditures for property, plant and equipment are anticipated to be approximately $30,000,000 during 1997. It is anticipated that such expenditures will be financed through advances from Century.

(12) Subsequent Event (Unaudited)

     On March 31, 1997, Century signed a definitive agreement with Brooks Fiber Properties, Inc. ("Brooks") under which Brooks will acquire 100% of the common stock of the Company. Century will receive common stock of Brooks as consideration in the transaction and the remaining shareholders will receive cash and/or Brooks common stock. This transaction is expected to be finalized in the second quarter of 1997.

     Pursuant to a Settlement Agreement dated as of May 1, 1997 by and among the Company, Century, Kolsby and each of the holders of options to acquire shares of the Company's common stock (the "Option Holders"), Century exchanged all of its rights to be repaid the entire indebtedness owned to it by the Company, totaling $44,999,688, for 1,543 shares of the Company's common stock, and Century received an additional 720 shares of the Company's common stock in connection with the Option Holders' agreement to exercise their options immediately prior to the closing of the merger with Brooks. Pursuant to an Agreement Among SAR Holders dated as of May 1, 1997 by and among the Company and each of the holders of the Company's SARs, the Company paid such holders an aggregate of $487,917 in full settlement of their rights under the Company's SARs.

(b) Pro Forma Financial Information.

                          UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information gives effect to the merger of the Company with Metro Access Networks, Inc. (MAN) (which occurred on May 5, 1997) using the purchase method of accounting and assumes (i) for purposes of the pro forma statement of operations data for the year ended December 31, 1996, that the merger was consummated on January 1, 1996; and (ii) for purposes of the pro forma balance sheet that the merger was consummated on December 31, 1996.

The unaudited pro forma combined consolidated financial information and accompanying notes reflect the historical operations and balances of the Company and MAN and the application of the purchase method of accounting.

The unaudited pro forma combined consolidated financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined companies after the merger with MAN or of the financial position or the results of operations of the combined company that would have actually occurred had the merger with MAN been in effect as of the date or for the period presented.

The unaudited pro forma combined consolidated financial information and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of the Company as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, and of MAN as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which are included herein.

                                         BROOKS FIBER PROPERTIES, INC. AND SUBSIDIARIES
                                     PRO FORM COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                                  YEAR ENDED DECEMBER 31, 1996
                                                           (UNAUDITED)
                                                                                                                     BFP
                                                                                                                  Pro Forma
                                                                            Metro Access          Pro Forma        Combined
                                                             BFP        Networks, Inc. (MAN)     Adjustments     Consolidated
                                                         -----------   ----------------------   -------------   ---------------

Revenues ..............................................   45,574,000               3,999,000                     49,573,000
Expenses:
     Service Costs ....................................   21,468,000               4,082,000                     25,550,000
     Selling, general and administrative expenses .....   38,596,000               5,183,000                     43,459,000
                                                                                                     --            (320,000)(1)
     Depreciation and amortization ....................   16,296,000               1,259,000     2,305,000(2)    19,860,000
                                                         -----------   ----------------------   -------------   ---------------
                                                          76,360,000              10,524,000     1,985,000       88,869,000
                                                         -----------   ----------------------   -------------   ---------------
     Loss from operations .............................  (30,786,000)             (6,525,000)   (1,985,000)     (39,296,000)

Other income (expense):
     Interest income ..................................   16,539,000                   8,000        (8,000)(3)   16,539,000
     Interest expense .................................  (31,186,000)             (1,866,000)    1,866,000 (3)  (31,186,000)
                                                         -----------   ----------------------   -------------   ---------------
     Loss before income taxes and minority interests ..  (45,433,000)             (8,383,000)     (127,000)     (53,943,000)

Income tax benefit ....................................         --                (2,930,000)    2,930,000 (4)         --
                                                         -----------   ----------------------   -------------   ---------------
    Loss before minority interests ....................  (45,433,000)             (5,453,000)   (3,057,000)     (53,943,000)

Minority interest in share of loss ....................    1,590,000                    --                        1,590,000
                                                         -----------   ----------------------   -------------   ---------------
     Net Loss .........................................  (43,843,000)             (5,453,000)   (3,057,000)     (52,353,000)
                                                         ===========   ======================   =============   ===============

Pro forma loss per common equivalent share.............                                                         $     (1.73)(5)
                                                                                                                ===============

See accompanying notes to pro forma combined consolidated financial statements.

                                            BROOKS FIBER PROPERTIES, INC. AND SUSIDIARIES
                                            PRO FORM COMBINED CONSOLIDATED BALANCE SHEET
                                                          DECEMBER 31, 1996
                                                             (UNAUDITED)
                                                                                                                    BFP
                                                                          Metro Access                           Pro Forma
                                                                         Networks, Inc.      Pro Forma            Combined
                                                             BFP             (MAN)          Adjustments         Consolidated
                                                         ------------   ---------------   ---------------      ---------------
ASSETS

Current assets:
     Cash and cash equivalents ........................   261,880,000             5,000        (6,497,000)(1)      255,388,000
     Marketable securities, at cost ...................   182,304,000              --                              182,304,000
                                                         ------------   ---------------   ---------------      ---------------
                                                          444,184,000             5,000        (6,497,000)         437,692,000
     Accounts receivable, net .........................    13,989,000           498,000                             14,487,000
     Other current assets .............................    11,989,000         1,378,000                             13,367,000
                                                         ------------   ---------------   ---------------      ---------------
          Total currents assets .......................   470,162,000         1,881,000        (6,497,000)         465,546,000

Networks and equipment, at cost .......................   306,455,000        35,017,000                            341,472,000
     Less accumulated depreciation and amortization ...    16,114,000         1,960,000                             18,074,000
                                                         ------------   ---------------   ---------------      ---------------
     Networks and equipment, net ......................   290,341,000        33,057,000                            323,398,000

Investment in minority owned venture ..................    20,000,000              --                               20,000,000

Other assets, net .....................................    99,078,000         1,185,000        57,623,000 (4)      157,779,000
                                                                                                 (107,000)(2)
                                                         ------------   ---------------   ---------------      ---------------
          Total assets ................................   879,581,000        36,123,000        51,019,000          966,723,000
                                                         ============   ===============   ===============      ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable .................................     6,511,000        41,859,000       (37,959,000)(2)       10,411,000
     Accrued liabilities ..............................    17,915,000         1,263,000                             19,178,000
     Other current liabilities ........................    10,511,000        10,511,000
                                                         ------------   ---------------   ---------------      ---------------
          Total current liabilities ...................    34,937,000        43,122,000       (37,959,000)          40,100,000

Long-term debt, net of current portion ................   552,810,000              --                              552,810,000

Minority interests ....................................          --                --                                     --

Common stock, subject to redemption ...................    25,200,000              --                               25,200,000

Shareholders' equity:
     Common stock .....................................       291,000              --              46,000(1)           337,000
     Additional paid-in capital .......................   323,850,000         2,476,000        (2,476,000)(4)      405,783,000
                                                                                               81,933,000 (1)
     Accumulated deficit ..............................   (57,507,000)       (9,475,000)        9,475,000 (4)      (57,507,000)
                                                         ------------   ---------------   ---------------      ---------------
          Total shareholders' equity ..................   266,634,000        (6,999,000)       88,978,000          348,613,000
                                                         ------------   ---------------   ---------------      ---------------
          Total liabilities and shareholders' equity ..   879,581,000        36,123,000        51,019,000          966,723,000
                                                         ============   ===============   ===============      ===============

See accompanying notes to pro forma combined consolidated financial statements.

                 BROOKS FIBER PROPERTIES, INC. AND SUBSIDIARIES

                           NOTES TO PRO FORMA COMBINED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

STATEMENT OF OPERATIONS

The following notes to the pro forma combined consolidated financial statements represent explanations related to the pro forma adjustments to the historical statements of operations of BFP and MAN.

1. Adjustment represents the elimination of corporate allocation expenses charged to MAN by Century Telephone Enterprises, Inc. (Century) which would be non-recurring in nature.

2. Amount represents the annual amortization, over a period of 25 years, of the pro forma goodwill related to the merger with MAN of approximately $57,623,000.

3. Represents the elimination of interest expense on outstanding debt payable to Century as well as interest income earned from Century on the related cash balances. The debt payable to Century was exchanged for shares of common stock of MAN at the time of the merger for purposes of determining the merger consideration to be paid to Century.

4. Adjustment represents the elimination of an income tax benefit allocated to MAN resulting from Century utilizing a net tax loss generated by MAN on its consolidated federal income tax return. No provision for income taxes would be recorded on the pro forma consolidated statement of operations for 1996.

5. Pro forma loss per share has been computed using the weighted average number of shares outstanding of BFP for the year-ended December 31, 1996 of 25,627,328 plus the 4,586,226 shares issued in connection with the MAN merger. The resultant number of shares used in computing pro forma loss per share was 30,213,554.

                                  BALANCE SHEET

The following notes to the pro forma combined consolidated financial statements represent the explanations related to the pro forma adjustments to the balance sheets of BFP and MAN.

1. Reflects the issuance of 4,586,226 shares of common stock by the Company and additional cash paid in connection with the merger with MAN.

2. The adjustment represents the elimination of outstanding debt to Century. The debt payable to Century was exchanged for shares of common stock of MAN at the time of the merger for purposes of determining the merger consideration to be paid to Century.

3. Represents the elimination of deferred tax assets of $107,000 which would not be recorded in the pro forma combined consolidated balance sheet as all tax assets would have been reserved through a valuation allowance.

4. Represents the pro forma goodwill related to the MAN merger of approximately $57,623,000 based on the issuance of shares and cash paid, as well as assumption of certain specified liabilities. The purchase price of $88,476,000 was allocated based on the fair value of tangible assets acquired of $36,016,000 and the fair value of liabilities assumed of $5,163,000.

(c) Exhibits.

Exhibit No.  Description of Exhibit
-----------  -------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of April 1, 1997 between the Registrant, Brooks Fiber Communications of Texas, Inc., Century Telephone Enterprises, Inc. and Metro Access Networks, Inc.

23.1         Consent of KPMG Peat Marwick LLP

99.1         Press release issued by the Registrant on May 6, 1997

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BROOKS FIBER PROPERTIES, INC.

Date: May 12, 1997                      By:  David L. Solomon
                                             -----------------------------------
                                             David L. Solomon
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.  Description of Exhibit
-----------  -------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of April 1, 1997 between the Registrant, Brooks Fiber Communications of Texas, Inc., Century Telephone Enterprises, Inc. and Metro Access Networks, Inc.**

23.1         Consent of KPMG Peat Marwick LLP

99.1         Press release issued by the Registrant on May 6, 1997

---------------

** The Registrant hereby undertakes to furnish supplementally a copy of any of the exhibits and schedules listed in the Merger Agreement to the Securities and Exchange Commission upon request.